Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-3 of Pyramid Oil Company of our report dated March 30, 2009, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Pyramid Oil Company for the year ended December 31, 2008.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ SingerLewak LLP
Los Angeles, California
December 21, 2009